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                                                                    EXHIBIT 99.5

                               OFFER TO EXCHANGE
                   7 3/8% SENIOR SUBORDINATED NOTES DUE 2014
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                      FOR
       ANY AND ALL OUTSTANDING 7 3/8% SENIOR SUBORDINATED NOTES DUE 2014
                  (CUSIP NUMBERS 12541C AE 4 AND C2387X AC 7)
        WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                       OF
                           CHC HELICOPTER CORPORATION

To Our Clients:

     We are enclosing herewith a Prospectus, dated October 13, 2005, of CHC Helicopter Corporation ("CHC"), and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by CHC to exchange its 7 3/8% Senior Subordinated Notes due 2014 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding
7 3/8% Senior Subordinated Notes Due 2014 (the "Old Notes") which have not been registered under the Securities Act, upon the terms and subject to the conditions set forth in the Exchange Offer.

        PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 18, 2005 UNLESS EXTENDED BY CHC IN ITS SOLE DISCRETION.

        THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM PRINCIPAL AMOUNT OF OLD NOTES BEING TENDERED OR ACCEPTED FOR EXCHANGE.

        We are the holder of record of Old Notes held by us for your account. Except as otherwise described in the Prospectus under the caption "The Exchange Offer#Procedures for Tendering Old Notes#, a tender of such Old Notes can be made only by us as the record holder and pursuant to your instructions. Accordingly, the Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

        We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. Please so instruct us by completing, executing and returning to us the enclosed Instructions to Registered Holder and/or DTC Participant from Beneficial Owner enclosed herewith. We also request that you confirm with such instruction form that we may on your behalf make the representations contained in the Letter of Transmittal.

        Pursuant to the Letter of Transmittal, each holder of Old Notes will represent and warrant to CHC that:

     (i) the holder has full power and authority to tender, exchange, assign and transfer the Old Notes being tendered;

     (ii) when the Old Notes are accepted for exchange as contemplated in the Letter of Transmittal, CHC will acquire good and unencumbered title to such Old Notes, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer and adverse claims;

     (iii) the New Notes being acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the holder or of any other person receiving New Notes pursuant to the Exchange Offer through such holder, whether or not that person is the holder of Old Notes;

     (iv) neither the holder nor any other person acquiring the New Notes pursuant to the Exchange Offer through the holder, whether or not that person is the holder of Old Notes, has an arrangement or understanding with any other person to participate in a distribution (within the meaning of the Securities
Act) of the New Notes;

     (v) neither the holder nor any other person acquiring the New Notes pursuant to the Exchange Offer through the holder, whether or not that person is the holder of Old Notes, is an "affiliate," as that term is
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defined in Rule 405 under the Securities Act, of CHC or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

     (vi) if the holder is not a broker-dealer, neither the holder nor any other person acquiring the New Notes pursuant to the Exchange Offer through such holder, whether or not that person is the holder of Old Notes, is engaged in or intends to engage in, a distribution (within the meaning of the Securities Act) of the New Notes.

        If the holder of Old Notes or any other person acquiring the New Notes pursuant to the Exchange Offer through such holder, whether or not that person is the holder of Old Notes, is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, such person will represent and warrant that the Old Notes were acquired as a result of market-making activities or other trading activities and will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes pursuant to the Exchange Offer. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                    Very truly yours,

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